Deloitte Touche Tohmatsu                                           Exhibit 23.19
Av. Presidente Wilson 231-22(degree)
20030-021 - Rio de Janeiro - RJ                                       Deloitte
Brasil                                                                Touche
                                                                      Tohmatsu
Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br


Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Amendment no. 1 to the Registration Statement on Form F-3 filed by Companhia Vale do Rio Doce (Registration No. 333-82136) of our report dated January 19, 2001, relating to the financial statements of Nova Era Silicon S.A. for the year ended December 31, 2000 which appears in such Registration Statement.



/s/DELOITTE TOUCHE TOHMATSU


Deloitte Touche Tohmatsu
Independent Auditors

Belo Horizonte, Brazil, February 25, 2002